SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2003

WASTE INDUSTRIES USA, INC.

(exact name of Registrant as specified in its charter)

North Carolina	0000-31050	56-0954929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Benson Drive, Suite 601 Raleigh, North Carolina		27609
(Address of principal executive offices)		(Zip Code)

(919) 325-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On August 27, 2003, the Company entered into an Amended and Restated Revolving Credit Agreement with a group of financial institutions, with Fleet National Bank, Branch Banking and Trust and Wachovia Bank serving as facility Arranger, Documentation Agent and Syndication Agent, respectively. The Company announced the finalization of the Amended and Restated Revolving Credit Agreement in a press release issued on September 4, 2003, which is attached as Exhibit 99.1. Attached as Exhibit 10.15 is a copy of the Amended and Restated Revolving Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

By:	/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer

Date:  September 4, 2003

EXHIBIT INDEX

Exhibit Number	Description

10.15	Amended and Restated Revolving Credit Agreement, dated August 27, 2003, by and among Waste Industries USA, Inc. its subsidiaries and various lending institutions.

99.1	Press release dated September 4, 2003.